Exhibit 10.2

CFI CSFR INVESTOR, LLC

PARTNERSHIP SUBSCRIPTION DOCUMENTS FOR

PURCHASE OF AN ASSOCIATE GENERAL PARTNERSHIP INTEREST

THE OFFER AND SALE OF ASSOCIATE GENERAL PARTNERSHIP INTERESTS IN CSFR OPERATING PARTNERSHIP, L.P. (THE “PARTNERSHIP”) IS MADE SOLELY BY MEANS OF THE LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP (AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE “PARTNERSHIP AGREEMENT”) AND THE SUBSCRIPTION DOCUMENTS INCLUDED IN THIS SUBSCRIPTION PACKAGE, INCLUDING THE INVESTMENT CONSIDERATIONS.

CSFR OPERATING PARTNERSHIP, L.P.

(A Delaware Limited Partnership)

SUBSCRIPTION DOCUMENTS

FOR

AN ASSOCIATE GENERAL PARTNERSHIP INTEREST

This subscription package contains:

Instructions to Investors

Subscription Agreement

Summary of Terms (as Appendix B to the Subscription Agreement)

Signature Page to Limited Partnership Agreement

ASSOCIATE GENERAL PARTNERSHIP INTEREST IN

CSFR OPERATING PARTNERSHIP, L.P.

INSTRUCTIONS TO INVESTORS

AFTER YOU HAVE CAREFULLY REVIEWED THE PARTNERSHIP AGREEMENT AND THE SUBSCRIPTION DOCUMENTS INCLUDED IN THIS SUBSCRIPTION PACKAGE, INCLUDING THE SUMMARY OF TERMS (COLLECTIVELY, THE “INVESTMENT DOCUMENTS”), AND HAVE DECIDED TO SUBSCRIBE FOR AND PURCHASE AN ASSOCIATE GENERAL PARTNERSHIP INTEREST IN THE PARTNERSHIP, PLEASE OBSERVE THE FOLLOWING INSTRUCTIONS (CAPITALIZED TERMS NOT DEFINED HEREIN HAVE THE SAME MEANING AS IN THE PARTNERSHIP AGREEMENT).

Purchase Procedure:

Item A.	Subscription Agreement	Read the Subscription Agreement in its entirety, complete the Annexes thereto, make the representations contained therein and agree to its terms by executing as indicated thereon.

Item B.	Signature Page	The Limited Partnership Agreement of the Partnership, a copy of which has been provided, should first be read in its entirety, and then the Signature Page should be completed and executed as indicated thereon.

All completed documents should be delivered to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Roger Singer

E-mail: roger.singer@cliffordchance.com

ALL INFORMATION SUPPLIED IN THE SUBSCRIPTION DOCUMENTS

MUST BE TYPED OR PRINTED IN INK.

CSFR Operating Partnership, L.P.

(A Delaware Limited Partnership)

SUBSCRIPTION AGREEMENT

dated as of July 31, 2012

SECTION 1

1.1 Subscription. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of the respective parties contained herein, the undersigned (the “Subscriber”) irrevocably subscribes for and agrees to purchase an associate general partnership interest (an “Interest”) in CSFR Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), on the terms and conditions described herein and in the Partnership Agreement and other Investment Documents delivered to the Subscriber with this Subscription Agreement. The Investor has carefully reviewed the summary of terms attached hereto as Appendix B. The Subscriber agrees to contribute to the capital of the Partnership the amount set forth opposite the Subscriber’s signature hereon, payable as required by Colony Single-Family Residential, Inc., a Maryland corporation (the “General Partner”), under the terms and subject to the conditions set forth in the Partnership Agreement. The General Partner has entered into or expects to enter into separate subscription agreements (the “Other Subscription Agreements” and, together with this Agreement, the “Subscription Agreements”) with other purchasers (the “Other Purchasers”), providing for the sale to the Other Purchasers of partnership interests in the Partnership. This Agreement and the Other Subscription Agreements are separate agreements and the sales of partnership interests to the undersigned and the Other Purchasers are to be separate sales.

1.2 Closing. The closing (the “Closing”) of the Subscriber’s subscription for an Interest in the Partnership will take place at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 at 12:00 p.m. (New York City time) on such date that is designated by the General Partner (the “Closing Date”) upon not less than two business days’ prior written notice to the Subscriber, provided that the Closing Date shall not be later than thirty days following the receipt by the General Partner of the Subscriber’s executed Subscription Agreement and counterpart to the Partnership Agreement. On or before the Closing Date, the Subscriber shall tender executed copies of this Subscription Agreement and the signature page to the Partnership Agreement and any other information reasonably requested by the General Partner in connection with this subscription, including, without limitation, any information requested at least two business days prior to the Closing Date in order to verify the truth and accuracy of the representations contained herein, to the General Partner on behalf of the Partnership. Promptly after the Closing, the General Partner will deliver to the Subscriber or its representative, if the Subscriber’s subscription has been accepted, the Partnership Agreement and the Subscription Agreement executed by or on behalf of the General Partner and any other documents and instruments necessary to reflect the Subscriber’s admission as an associate general partner in the Partnership, including any documents and instruments to be delivered pursuant to this Subscription Agreement. If on the Closing Date any of the conditions specified in Section 4 hereof shall not have been satisfied or waived, or the General Partner shall fail to tender the Partnership Agreement or such other documents and instruments promptly after the

Closing as provided in this Section 1.2, the Subscriber shall, at the Subscriber’s election, be relieved of all further obligations under this Agreement and the Partnership Agreement.

SECTION 2

2.1 Subscriber Representations, Warranties and Covenants. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Partnership as follows:

(a) If the Subscriber is a corporation, partnership, trust, estate or other entity, it is empowered, authorized and qualified to subscribe hereunder, to commit capital to the Partnership hereunder and to become an associate general partner in and, subject to the terms and conditions of the Partnership Agreement, to make its capital contributions to the Partnership, and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so and has the power to delegate authority pursuant to a power of attorney to be granted under the Partnership Agreement. If the Subscriber is an individual, the Subscriber is of legal age to execute this Agreement and is legally competent to do so.

(b) The Subscriber is acquiring the Interest for the Subscriber’s own account as principal for investment and not with a present view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within its control.

(c) Immediately prior to the Subscriber’s purchase of the Interest, the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is and will be capable of evaluating the merits and risks of the prospective investment.

(d) The Subscriber has no need for liquidity in this investment, has the ability to bear the economic risk of this investment and at the present time and in the foreseeable future can afford a complete loss of this investment; provided, however, that notwithstanding the foregoing, nothing contained herein shall be deemed a waiver or release of any claim, liability, duty or obligation.

(e) The Subscriber is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”). In particular, and without limitation:

(i) If the Subscriber is an individual, the Subscriber either has (1) an individual net worth or joint net worth with his or her spouse of at least $1,000,0001 or (2) had an individual income of more than $200,000 in each of the two most recent years or joint income with his or her spouse in excess of

[1]

For purposes of this item, (i) “net worth” means the excess of the estimated fair market value of the Subscriber’s total assets over total liabilities, individually or jointly with the Subscriber’s spouse (as applicable), (ii) “total assets” means total assets excluding the Subscriber’s primary residence, and (iii) “total liabilities” means total liabilities excluding any debt secured by the Subscriber’s primary residence, except that “total liabilities” includes (A) any amount of debt secured by the Subscriber’s primary residence that exceeds the estimated fair market value of such residence and (B) any amount of debt secured by the Subscriber’s primary residence that was borrowed within the past 60 days for purposes other than the purchase of such residence.

$300,000 in each of those years and has a reasonable expectation of reaching the same level in the current year; and

(ii) If the Subscriber is a corporation, partnership, trust or other entity, it was not formed or recapitalized and is not being used primarily for the specific purpose of acquiring an Interest in the Partnership.

(f) The Subscriber (A) is a Qualified Purchaser or a Knowledgeable Employee as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules promulgated thereunder, (B) was not formed for the purpose of acquiring an Interest in the Partnership and that the Interest it is acquiring will not comprise more than forty percent (40%) of the value of the Subscriber’s total assets or, if applicable, the aggregate capital commitments made by the Subscriber’s partners, members, shareholders or others, and (C) does not permit the holders of securities issued by the Subscriber to elect whether to participate, through the Subscriber, in an investment in the Partnership. If the Subscriber is not able to make the representations and warranties set forth in clause (B) or clause (C) of the preceding sentence, then each owner of the Subscriber’s securities is a Qualified Purchaser or a Knowledgeable Employee.

(g) The Subscriber has and shall deliver to the General Partner such information as to certain matters under the 1933 Act, the 1940 Act and the Securities Exchange Act of 1934, as amended, as the General Partner may reasonably request in order to ensure compliance with such Acts and the availability of any exemption thereunder.

(h) The Subscriber has, immediately prior to investing in the Partnership, a net worth in excess of $2,000,000 or has, immediately after investing in the Partnership, at least $1,000,000 managed by the General Partner.

(i) The Subscriber was not offered the opportunity to invest in the Partnership or to acquire the Interests by means of any general solicitation or advertising, such as media advertising, public seminars, or pursuant to a generally accessible website. None of the Partnership, the General Partner, or any person acting on their behalf, offered to sell the Subscriber any Interest by means of general solicitation.

(j) The Subscriber has reviewed the Investment Documents and other informational materials that were provided by the General Partner, and has read and understands the risks of, and other considerations relating to, a purchase of the Interest and the Partnership’s investment objectives, policies and strategies.

(k) Unless otherwise disclosed to the General Partner in writing, the Subscriber will be the sole record and beneficial owner of the Subscriber’s Interest.

(l) The Subscriber has been given the opportunity to ask questions of, and receive answers from, the General Partner, its affiliates and/or their respective personnel relating to the Partnership, concerning the terms and conditions of this offering and other matters pertaining to this investment, and has had access to such financial and other information concerning the Partnership as it has considered necessary to make a decision to invest in the Partnership and has availed itself of this opportunity to the full extent desired.

(m) No representations or warranties have been made to the Subscriber with respect to this investment or the Partnership other than the representations of the General Partner set forth herein, in the Partnership Agreement, in any side letter executed in connection with this Agreement, and the Subscriber has not relied upon any representation or warranty not provided herein or therein in making this subscription.

(n) If all or part of the funds that the Subscriber is using or will use to purchase the Interest hereby subscribed for are assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986 (the “Code”) or an entity the assets of which are deemed to be plan assets pursuant to Section 3(42) of ERISA or 29 C.F.R. Section 2510.3-101:

(i) The funds so constituting plan assets have been identified in writing to the General Partner in such manner and on such terms and conditions as set forth on Annex I hereto.

(ii) Its proposed purchase of an Interest is permissible under the documents governing the investment of such plan assets to the extent any such requirements are applicable.

(iii) In making the proposed purchase of an Interest, it is aware of and has taken into consideration the diversification requirements of Section 404(a)(1) of ERISA and the decision to invest plan assets in the Partnership is consistent with the provisions of ERISA that require diversification in the investment of plan assets to the extent any such requirements are applicable.

(iv) It has concluded that the proposed purchase of an Interest is prudent and is consistent with other applicable fiduciary responsibilities under ERISA to the extent any such requirements are applicable.

(v) The execution of this Agreement, and the Subscriber’s obligations hereunder, will not constitute a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(o) If the Subscriber is not a “United States person,” as defined below, the Subscriber has heretofore notified the General Partner in writing of its status as such a person and has provided all relevant Internal Revenue Service forms to the General Partner (including, without limitation, IRS Forms W-8BEN, W-8ECI, W-8EXP and/or W-8IMY) necessary to permit the General Partner to determine the Partnership’s or any of its affiliates’ withholding obligations. If the Subscriber is a “United States person,” as defined below, the Subscriber has provided a duly executed IRS Form W-9 to the General Partner. For this purpose, “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust that (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or

(ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

(p) The information provided herein and in the Annexes hereto is accurate and complete as of the date hereof. If there should be any material change in any such information prior to the admission of the Subscriber as an associate general partner of the Partnership, the Subscriber will promptly furnish accurate and complete information concerning such material change to the General Partner.

(q) The execution and delivery of this Subscription Agreement and the Partnership Agreement by the Subscriber and the performance of its duties and obligations hereunder and thereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Subscriber is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the Subscriber is subject.

(r) The Partnership will not accept the investment of funds by natural persons or entities acting, directly or indirectly, in contravention of any applicable money laundering regulations or conventions of the United States or other international jurisdictions, or on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that are included on any relevant lists maintained by the United Nations, the North Atlantic Treaty Organization, the Organization for Economic Cooperation and Development, the Financial Action Task Force, the U.S. Office of Foreign Assets Control, the U.S. Securities and Exchange Commission, the U.S. Federal Bureau of Investigation, the U.S. Central Intelligence Agency, and the U.S. Internal Revenue Service, all as may be amended from time to time (“Prohibited Investments”). The Subscriber represents and warrants that the proposed subscription for Interests in the Partnership, whether made on the Subscriber’s own behalf or, if applicable, as an agent, trustee, representative, intermediary, nominee, or in a similar capacity on behalf of any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each an “Underlying Beneficial Owner”), is not a Prohibited Investment, and further represents and warrants that the Subscriber will promptly notify the Partnership of any change in its status or the status of any Underlying Beneficial Owner(s) with respect to its representations and warranties regarding Prohibited Investments.

(s) The Partnership is, or may in the future become subject to, money laundering statutes, regulations and conventions of the United States or other international jurisdictions, and the Subscriber agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by the General Partner, or other authorized representative of the Partnership, for the purpose of: (i) carrying out due diligence as may be required by applicable law to establish the identity of (A) the Subscriber, (B) any Underlying Beneficial Owner(s) of the Subscriber and (C) any investors, partners, members, directors, officers, beneficiaries or grantors of the Subscriber, and any Underlying Beneficial Owner(s) of such investors, partners, members, directors, officers, beneficiaries or grantors, as applicable; (ii) maintaining records of identities, or verifications or certifications as to identities; and (iii) taking any other actions as may be required to comply with and remain in compliance with money laundering or related statutes, regulations or conventions applicable to the Partnership.

(t) The Subscriber authorizes and consents to the General Partner, or other authorized representative of the Partnership, contacting each bank or other financial institution with which the Subscriber maintains an account from which funds used to acquire Interests in the Partnership will be drawn, and verifying with each such bank or other financial institution the identity of the Subscriber.

(u) The Subscriber authorizes and consents to the General Partner, on behalf of the Partnership, releasing information about the Subscriber and, if applicable, any Underlying Beneficial Owner(s), to the appropriate governmental or regulatory authorities if the General Partner, in its reasonable discretion, determines that it is in the best interests of the Partnership in light of applicable statutes, regulations and conventions concerning Prohibited Investments.

(v) Notwithstanding anything expressed or implied to the contrary in this Subscription Agreement, the Partnership Agreement and any other Partnership documents, each Subscriber and prospective investor (and each employee, representative or other agent of each such Subscriber and prospective investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Subscription Agreement and the Partnership Agreement and the agreements referred to therein, and all materials of any kind (including opinions or other tax analyses) that are provided to any such persons relating to such tax treatment and tax structure; provided, however, that no Subscriber or prospective investor (and no employee, representative, or other agent thereof) shall take any action that would violate any applicable federal or state securities laws.

(w) The Subscriber agrees to furnish (including by way of updates) to the General Partner in such form as is reasonably requested by the General Partner any information, representations and forms as shall reasonably be requested by the General Partner to assist it in obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency (including withholding taxes imposed pursuant to the U.S. Hiring Incentives to Restore Employment Act of 2010, or any similar or successor legislation or any agreement entered into pursuant to any such legislation) upon the Partnership, amounts paid to the Partnership, or amounts distributable by the Partnership to the Partners.

(x) The Subscriber hereby acknowledges and agrees that Clifford Chance US LLP and its affiliates and any other law firm retained by the General Partner in connection with the organization of the Partnership, the offering of Interests in the Partnership, the management and operation of the Partnership, or any dispute between the General Partner and any other Partner, is acting as counsel to the General Partner and as such does not represent or owe any duty to such other Partner or to such other Partners as a group.

2.2 Investor Awareness. The Subscriber acknowledges that the Subscriber is aware that:

(a) No federal or state agency has passed upon the Interests or made any finding or determination as to the fairness of this investment. The Partnership Agreement has not been filed with the Securities and Exchange Commission or with any securities administrator under state or other securities laws.

(b) There are substantial risks incident to the purchase of Interests, including the information materials that were provided by the General Partner.

(c) There are substantial restrictions on the transferability of the Interests under the Partnership Agreement and under applicable law; there is no established market for the Interests and no public market for the Interests will develop; the Interests will not be, and investors in the Partnership have no rights to require that the Interests be, registered under the 1933 Act or the securities laws of the various states and therefore cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered or unless an exemption from such registration is available; the Subscriber may have to hold the Interest herein subscribed for and bear the economic risk of this investment indefinitely and it may not be possible for the Subscriber to liquidate its investment in the Partnership.

(d) With respect to the tax and other legal consequences of an investment in the Interest, the Subscriber is relying solely upon the advice of its own tax and legal advisors and upon the legal opinions of counsel to the Partnership delivered in connection with the Closing in which the Subscriber will be admitted as an associate general partner in the Partnership and not upon the general discussion of such matters set forth in the information materials that were provided by the General Partner.

(e) The General Partner and its affiliates will receive substantial compensation in connection with the Partnership irrespective of the success of its operation and, to the extent permitted by the Partnership Agreement, the General Partner and its affiliates are (and in the future may continue to be) engaged in businesses that are competitive with that of the Partnership. Subject to the restrictions contained in the Partnership Agreement, the Subscriber agrees and consents to these activities of the General Partner and its affiliates even though there are conflicts of interest inherent in such activities and even though the Subscriber will have no interest in such activities except as set forth in the Partnership Agreement.

(f) The Subscriber will be subject to the default provisions set forth in the Partnership Agreement in the event the Subscriber fails to make capital contributions as required under the Partnership Agreement.

(g) By submitting its subscription for the Interest, the Subscriber agrees to comply with and be bound by the terms of the Partnership Agreement, including, without limitation, the irrevocable appointment of the General Partner, and the successors and assigns of the General Partner, as the Subscriber’s true and lawful attorney-in-fact with the power and authority set forth in Section 2.5 of the Partnership Agreement, subject to any side letters executed in connection with this Agreement.

2.3 Additional Information. The Subscriber shall provide the information requested in the Annexes hereto.

SECTION 3

3.1 General Partner Representations. The General Partner represents to the Subscriber as follows:

(a) The General Partner is empowered, authorized and qualified to enter into this Subscription Agreement, individually and on behalf of the Partnership, the Partnership Agreement and any side letter with respect to such Subscriber, and to become the general partner of the Partnership, and the person signing this Subscription Agreement, the Partnership Agreement and any side letter with respect to such Subscriber on behalf of the General Partner has been duly authorized by the General Partner to do so.

(b) The execution and delivery of this Subscription Agreement, the Partnership Agreement and any side letter by the General Partner and the performance of its duties and obligations hereunder and thereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the General Partner is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate in any material respect any statute, regulation, law, order, writ, injunction or decree to which the General Partner is subject.

(c) The General Partner is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) under any representation or warranty, or in the performance of any obligation, agreement or condition contained in this Subscription Agreement or in the Partnership Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the General Partner or the Partnership or impair the General Partner’s ability to carry out its obligations under this Subscription Agreement, the Partnership Agreement or any side letter.

(d) There is no litigation, investigation or other proceeding pending or, to the knowledge of the General Partner, threatened against the General Partner or its affiliates which, if adversely determined, would materially adversely affect the business or financial condition of the General Partner or the ability of the General Partner to perform its obligations under this Subscription Agreement, the Partnership Agreement or any side letter.

SECTION 4

4.1 Conditions to Closing. The Subscriber’s obligations hereunder are subject to the fulfillment (or waiver by the Subscriber), prior to or at the time of the Closing Date on which the Subscriber will be admitted as an associate general partner in the Partnership, of the following conditions:

(a) Partnership Agreement. The Partnership Agreement shall have been authorized, executed and delivered by or on behalf of the General Partner and all filings shall have been made as required by the Delaware Revised Uniform Limited Partnership Act.

(b) Performance. The Partnership and the General Partner shall have duly performed and complied in all material respects with all agreements and conditions contained in this Subscription Agreement required to be performed or complied with by them prior to or at the Closing Date on which the Subscriber will be admitted as an associate general partner in the Partnership.

SECTION 5

5.1 Indemnity. Each of the General Partner and the Subscriber agrees, to the fullest extent permitted by law, to indemnify and hold harmless the other and, in the case of indemnification by the Subscriber, the Partnership and each other person, if any, who controls the other or any person who is a partner in the other (or, in the case of indemnification by the Subscriber, the Partnership) within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, claims, damages and expenses whatsoever (including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement) arising out of or based upon any breach or failure by the General Partner or the Subscriber, as the case may be, to comply with any representation, warranty, covenant or agreement made by it herein or in any other document, other than the Partnership Agreement, furnished by it to any of the foregoing pursuant to this Subscription Agreement.

5.2 Acceptance or Rejection.

(a) At any time prior to the Closing Date on which the Subscriber will be admitted as an associate general partner in the Partnership and notwithstanding the Subscriber’s prior receipt of a notice of acceptance of the Subscriber’s subscription, the General Partner shall have the right to accept or reject this subscription for any reason whatsoever. If this subscription is not accepted by the General Partner on the Closing Date, this subscription shall be deemed to be rejected.

(b) If this subscription is accepted, the General Partner promptly shall notify the Subscriber of such acceptance and the General Partner will execute a copy of this Subscription Agreement and the Partnership Agreement and return a copy to the undersigned.

(c) In the event of rejection of this subscription or if, for any reason whatsoever, the formation of the Partnership is not completed prior to the last date specified for the Closing on which the Subscriber will be admitted as an associate general partner in the Partnership in Section 1.2, the General Partner promptly thereupon shall return to the Subscriber the copies of this Subscription Agreement and the Partnership Agreement and any other documents submitted herewith, and this Subscription Agreement and the Partnership Agreement shall have no further force or effect thereafter.

5.3 Modification. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

5.4 Revocability. Except as otherwise provided herein, this Subscription Agreement may not be withdrawn or revoked by the Subscriber in whole or in part without the consent of the General Partner.

5.5 Notices. All notices, consents, requests, demands, offers, reports and other communications required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be considered properly given and received when personally delivered to the party entitled thereto, or when sent by facsimile with confirmation of transmission received, or by overnight courier when delivered to the address set forth below, or seven (7) business days after being sent by certified United States mail, return receipt requested, in a sealed envelope, with postage prepaid, addressed, if to the Partnership or the General Partner, c/o CSFR Operating Partnership, L.P., 2450 Broadway, 6th Floor, Santa Monica, California 90404, Attention: David Palamé, and, if to the Subscriber, to the address set forth below the Subscriber’s signature on the counterpart of this Subscription Agreement which the Subscriber originally executed and delivered to the Partnership; provided, however, that any notice sent by facsimile shall be promptly followed by a copy of such notice sent by mail or overnight courier in the manner described herein. The Partnership or the Subscriber may change its address by giving notice to the other.

5.6 Counterparts. This Subscription Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

5.7 Successors. Except as otherwise provided herein, this Subscription Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, trustees and legal representatives.

5.8 Assignability. This Subscription Agreement is not transferable or assignable by the Subscriber. Any purported assignment of this Subscription Agreement shall be null and void.

5.9 Entire Agreement. This Subscription Agreement, the Annexes attached hereto and the Partnership Agreement (it being acknowledged and agreed that the General Partner or the Partnership may enter into other written agreements with Partners, executed contemporaneously with the admission of such Partners to the Partnership or thereafter, affecting the terms of this Agreement or the Partnership Agreement in order to meet certain requirements of such Partners, and to the extent the terms of any other such written agreement are inconsistent with the terms of this Agreement or the Partnership Agreement, the terms of such other written agreement shall prevail over the inconsistent provisions of this Agreement as regards the Partner or Partners who are parties to or otherwise are entitled to the benefits of such other written agreement) contain the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof other than the terms of any side letter executed by the Subscriber and the General Partner in connection herewith.

5.10 APPLICABLE LAW. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO PRINCIPLES RELATING TO CONFLICT OR CHOICE OF LAWS.

5.11 Survival. The representations and warranties in Sections 2.1, 2.2 and 3.1 and the provisions of Section 5.1 shall, in the event this subscription is accepted, survive such acceptance and the formation and dissolution of the Partnership.

SIGNATURE PAGE FOR

CSFR OPERATING PARTNERSHIP, L.P.

SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of July 31, 2012.

Amount of Commitment:

$150,000,000

CFI CSFR Investor, LLC

By: CFI RE Masterco, LLC, its managing member

By: Colony Financial, Inc., its managing member

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

Subscriber’s Name, Mailing Address and Tax Identification Number:
(Name)	CFI CSFR Investor, LLC
(Street)	2450 Broadway, 6th Floor
(City)	Santa Monica	(State)	CA	(Zip Code)	90404
(Telephone Number)
(Facsimile Number)
(Tax Identification or Social Security Number)

SIGNATURE PAGE FOR

CSFR OPERATING PARTNERSHIP, L.P.

SUBSCRIPTION AGREEMENT

The foregoing subscription is hereby accepted by the General Partner on behalf of the Partnership, and the terms of the foregoing Subscription Agreement are agreed to by the Partnership and the General Partner, as of July 31, 2012.

CSFR Operating Partnership, L.P.

By:	Colony Single-Family Residential, Inc.,
its General Partner

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

Colony Single-Family Residential, Inc.

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

ANNEX I

TO THE SUBSCRIPTION AGREEMENT OF

CSFR OPERATING PARTNERSHIP, L.P.

Verification of ERISA Status

1.	Please indicate whether the Subscriber is, or is acting on behalf of, (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Code, including without limitation, an individual retirement account, that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets include plan assets by reason of a plan’s investment in such entity or (iv) an entity that otherwise constitutes a benefit plan investor within the meaning of Section 3(42) of ERISA (“Benefit Plan Investor”) and the Department of Labor Regulation, 29 C.F.R. Section 2510.3-101 (the “Plan Assets Rules”) (each of (i), (ii), (iii) or (iv), a “Benefit Plan Investor”).

☐  Yes        ☒  No

2.	If you checked “Yes” to Question #1, please check all boxes that describe the Subscriber or the entity that the Subscriber is acting on behalf of:

☐  an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” as described in Section 4975(e) of the Code that is subject to Title I of ERISA or Section 4975 of the Code (e.g., a 401(k) plan).

☐  an individual retirement account (IRA) or an individual retirement annuity.

☐  an entity or fund whose underlying assets include “plan assets” by reason of a plan’s investment in such entity (e.g., an insurance company separate account or an entity in which 25% or more of a class of equity interest is held by Benefit Plan Investors (calculated in accordance with the Plan Assets Rules)). Please indicate for the entire period in which the Subscriber will hold the Interest, the maximum percentage of the investment that will constitute “plan assets” as defined in Section 3(42) of ERISA:     %. A Subscriber that cannot provide the foregoing percentage herby acknowledges that for purposes of determining whether Benefit Plan Investors own less than 25% of each class of equity interests of the Partnership, 100% of the investment shall be treated as “plan assets”.

☐  an insurance company general account, the underlying assets of which include “plan assets.” Please indicate for the entire period in which the Subscriber will hold the Interest, the maximum percentage of the general account that will constitute “plan assets” for purposes of Title I of ERISA:     %. A Subscriber that is an insurance company acting on behalf of its general account that cannot provide the foregoing percentage hereby acknowledges that for purposes of determining whether Benefit Plan Investors own less than 25% of each class of equity interests of the Partnership 100% of the assets of its general account shall be treated as “plan assets.”

☐  Other:

3.	Please indicate whether the Subscriber is a person who has discretionary authority or control with respect to the assets of the Partnership, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of such person (hereinafter, a “Controlling Person”).

☐  Yes        ☐  No

4.	If you checked “Yes” to Question #1, please acknowledge the following:

With respect to the transfer of the Interest to the Subscriber or to a subsequent transferee, as applicable, the Subscriber hereby represents and warrants and each such transferee will be required to represent and warrant that either (i) it is not (and is not acting on behalf or using the assets of) (A) an “employee benefit plan” subject to ERISA, (B) a “plan” subject to Section 4975 of the Code, or (C) an entity whose underlying assets include “plan assets” by reason of a plan’s investment in the entity or (ii) it is an entity described in (i) and the purchase, holding and disposition of an Interest will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available. Any purported transfer of an Interest to a Subscriber or subsequent transferee, as applicable, that does not comply with the requirements of this provision may be voided by the General Partner.

☐  Please check to acknowledge the above.

5.	If the Subscriber, or the entity for which the Subscriber is acting, is an insurance company acting on behalf of its general account, the underlying assets of which include “plan assets,” or an entity whose underlying assets include “plan assets” by reason of a Benefit Plan Investor’s investment in the entity, the Subscriber hereby covenants that if, after its initial acquisition of the Interest, at any time during any calendar quarter, the percentage of the assets of such general account or investment (as reasonably determined by the Subscriber) that constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code exceeds the maximum percentage limit set forth above in Question #2, then such Subscriber shall promptly notify the General Partner of such circumstance and the General Partner may require the Subscriber to dispose of all or a portion of the Interest by the end of the following calendar quarter.

☒  Please check to acknowledge the above.

6.	The Subscriber acknowledges that for purposes of determining whether Benefit Plan Investors hold less than twenty-five percent (25%) of the value of each class of equity interest of the Partnership, the value of any equity interest of the Partnership held by Controlling Persons that are not Benefit Plan Investors will be disregarded. The Subscriber acknowledges that, unless specifically allowed by the General Partner, no purchase of an Interest by or proposed transfer of an Interest to a person that has represented that it is a Benefit Plan Investor within the meaning of the Plan Assets Rules or to a Controlling Person will be permitted to the extent that such purchase or transfer would result in persons that have represented that they are Benefit Plan Investors owning 25% or more of the outstanding Interests immediately after such purchase or proposed transfer (such percentage determined in accordance with the Plan Assets Rules).

☒  Please check to acknowledge the above.

7.	The Subscriber acknowledges that the foregoing representations in this Annex I shall be deemed made on each day from the date the Subscriber makes such representations through and including the date on which such Subscriber disposes of the Interest. The Subscriber understands and agrees that the information supplied above and in this Subscription Agreement, will be utilized and relied upon by the General Partner to determine whether Benefit Plan Investors own less than 25% of any class of equity interest of the Partnership, both upon the original issuance of the Interests and upon any subsequent transfer of any equity interest in the Partnership, including, without limitation, the Interests for any reason. The Subscriber (or the Subscriber on behalf of a beneficial owner) covenants and agrees that it will promptly notify the General Partner of any change in its status which affects its representations as set forth above and that the General Partner may require the Subscriber to dispose of all or a portion of the Interest by the end of the following calendar quarter.

☒  Please check to acknowledge the above.

ANNEX II

TO THE SUBSCRIPTION AGREEMENT OF

CSFR OPERATING PARTNERSHIP, L.P.

WITHHOLDING EXEMPTION CERTIFICATE

The attached California Form 590 need only be completed by California entities that meet the description of any of the eight categories set forth on the face of such form.

YEAR **2012**

Withholding Exemption Certificate

(This form can only be used to certify exemption from nonresident withholding under California Revenue and Taxation Code (R&TC) Section 18662. Do not use this form for exemption from wage withholding.)

CALIFORNIA FORM **590**

File this form with your withholding agent. (Please type or print)

Withholding agent's name

Payee's name

Payee's ☐ SOS file no. ☐ SSN or ITIN ☐ CA corp. no. ☐ FEIN

Address (number and street, PO Box, or PMB no.)

Apt. no./Ste. no.

City

State

ZIP Code

Read the following carefully and check the box that applies to the payee.

I certify that for the reasons checked below, the payee named on this form is exempt from the California income tax withholding requirement on payment(s) made to the entity or individual.

☐ **Individuals — Certification of Residency:**
I am a resident of California and I reside at the address shown above. If I become a nonresident at any time, I will promptly notify the withholding agent. See instructions for General Information D, Who is a Resident, for the definition of a resident.

☐ **Corporations:**
The above-named corporation has a permanent place of business in California at the address shown above or is qualified through the California Secretary of State (SOS) to do business in California. The corporation will file a California tax return and withhold on payments of California source income to nonresidents when required. If this corporation ceases to have a permanent place of business in California or ceases to do any of the above, I will promptly notify the withholding agent. See instructions for General Information F, What is a Permanent Place of Business, for the definition of permanent place of business.

☐ **Partnerships or limited liability companies (LLC):**
The above-named partnership or LLC has a permanent place of business in California at the address shown above or is registered with the California SOS, and is subject to the laws of California. The partnership or LLC will file a California tax return and will withhold on foreign and domestic nonresident partners or members when required. If the partnership or LLC ceases to do any of the above, I will promptly inform the withholding agent. For withholding purposes, a limited liability partnership (LLP) is treated like any other partnership.

☐ **Tax-Exempt Entities:**
The above-named entity is exempt from tax under California Revenue and Taxation Code (R&TC) Section 23701 ______ (insert letter) or Internal Revenue Code Section 501(c) _____ (insert number). The tax-exempt entity will withhold on payments of California source income to nonresidents when required. If this entity ceases to be exempt from tax, I will promptly notify the withholding agent. Individuals cannot be tax-exempt entities.

☐ **Insurance Companies, Individual Retirement Arrangements (IRAs), or Qualified Pension/Profit Sharing Plans:**
The above-named entity is an insurance company, IRA, or a federally qualified pension or profit-sharing plan.

☐ **California Trusts:**
At least one trustee and one noncontingent beneficiary of the above-named trust is a California resident. The trust will file a California fiduciary tax return and will withhold on foreign and domestic nonresident beneficiaries when required. If the trustee becomes a nonresident at any time, I will promptly notify the withholding agent.

☐ **Estates — Certification of Residency of Deceased Person:**
I am the executor of the above-named person's estate. The decedent was a California resident at the time of death. The estate will file a California fiduciary tax return and will withhold on foreign and domestic nonresident beneficiaries when required.

☐ **Nonmilitary Spouse of a Military Servicemember:**
I am a nonmilitary spouse of a military servicemember and I meet the Military Spouse Residency Relief Act (MSRRA) requirements. See instructions for General Information E, MSRRA.

CERTIFICATE: Please complete and sign below.

Under penalties of perjury, I hereby certify that the information provided in this document is, to the best of my knowledge, true and correct. If conditions change, I will promptly notify the withholding agent.

Payee's name and title (type or print) ______________________________ Daytime telephone no. ____________________

Payee's signature ▶ ____ Date ________________

For Privacy Notice, get form FTB 1131. 7061123 Form 590 C2 2011

ANNEX III

TO THE SUBSCRIPTION AGREEMENT OF

CSFR OPERATING PARTNERSHIP, L.P.

Verification of Status as an “Accredited Investor”

The Subscriber represents and warrants that he/she is an “accredited investor” within the meaning of Regulation D under the Securities Act and has initialed the applicable statements below pursuant to which the Subscriber so qualifies.

For Individuals:

PLEASE INITIAL ALL APPLICABLE STATEMENTS BELOW

1. ☐	The Subscriber’s own net worth, taken together with the net worth of the Subscriber’s spouse if applicable exceeds $1,000,000.[2]

2. ☐	The Subscriber had a gross individual gross income in excess of $200,000 (or joint income with the Subscriber’s spouse in excess of $300,000) in each of the two previous years and reasonably expects a gross individual income in excess of $200,000 (or joint income with the Subscriber’s spouse in excess of $300,000) this year.

3. ☐	The Subscriber is a director or executive officer of the Partnership or a director, executive officer or managing member of the General Partner.

4. ☐	The Subscriber has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of investing in the Interests.

For Entities:

PLEASE INITIAL ALL APPLICABLE STATEMENTS BELOW

1.	The Subscriber has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered, AND is any of the following:

	•	a corporation;

[2]

For purposes of this item, (i) “net worth” means the excess of the estimated fair market value of the Subscriber’s total assets over total liabilities, individually or jointly with the Subscriber’s spouse (as applicable), (ii) “total assets” means total assets excluding the Subscriber’s primary residence, and (iii) “total liabilities” means total liabilities excluding any debt secured by the Subscriber’s primary residence, except that “total liabilities” includes (A) any amount of debt secured by the Subscriber’s primary residence that exceeds the estimated fair market value of such residence and (B) any amount of debt secured by the Subscriber’s primary residence that was borrowed within the past 60 days for purposes other than the purchase of such residence.

•	a partnership;

•	a Massachusetts or similar business trust;

•	an organization described in Section 501(c)(3) of the Internal Revenue Code; OR

•	a plan established and maintained by a state of the United States, its political subdivisions, or any agency or instrumentality of a state of the United States or its political subdivisions, for the benefit of its employees that has total assets in excess of $5,000,000.

2. ☐	The Subscriber is any of the following:

	•	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;

	•	a broker or dealer;

	•	an insurance company;

	•	an investment company or a business development company under the Investment Company Act of 1940, as amended;

	•	a private business development company under the Investment Advisers Act of 1940; or

	•	a Small Business Investment Company licensed by the U.S. Small Business Administration.

3. ☐	The Subscriber is a trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person.

4. ☒	The Subscriber is an entity as to which all the equity owners (or, in the case of a trust, all the income beneficiaries) are accredited investors. If only this statement (4) has been initialed (i.e., not 1, 2, or 3), please have each equity owner (or, in the case of a trust, each income beneficiary) fill out and sign the above questionnaire for Individuals or this questionnaire for Entities, as applicable. Please feel free to make copies of these pages for each equity owner (or income beneficiary).

Note: The sole member of the Subscriber is CFI RE Masterco, LLC, a Delaware limited liability company and accredited investor that has total assets in excess of $5,000,000 AND was not formed for the specific purpose of acquiring the securities offered.

ANNEX IV

TO THE SUBSCRIPTION AGREEMENT OF

CSFR OPERATING PARTNERSHIP, L.P.

Verification of Status as “One Person” under the 1940 Act

You represent and warrant that the Interest purchased by you shall be deemed to be beneficially owned by one person (or such greater number as you have separately disclosed in writing to the General Partner) within the meaning of the United States Investment Company Act of 1940, as amended, and you have answered “Yes” or “No,” as applicable, to each of the statements below.

PLEASE INDICATE YOUR ANSWER TO EACH STATEMENT BELOW

1.	Yes ☒	No ☐	Your investment in the Partnership constitutes more than 40% of your committed capital or total assets.

2.	Yes ☒	No ☐	You have been formed, organized, reorganized, capitalized or recapitalized for the specific purpose of acquiring an Interest in the Partnership.

3.	Yes ☐	No ☒	You are a registered investment company under the Investment Company Act or are required to register as an investment company under the Investment Company Act.

4.	Yes ☐	No ☒

You were formed prior to April 30, 1996, and you would be required to register as an investment company under the Investment Company Act but for your reliance on an exemption pursuant to Section 3(c)(1) or 3(c)(7) thereof.

If you answered “Yes” to any of statements 1 through 4, please indicate the number of beneficial holders of your outstanding securities:

                    . Also, please note that additional information may be requested of you prior to acceptance of your subscription.

5.	Yes ☐	No ☒

A.     You are a participant-directed defined contribution plan, or a partnership or other investment vehicle, in which your partners or participants have or will have discretion as to their participation (or level thereof) indirectly in your investment in the Partnership.

	Yes ☐	No ☒

B.     You are a participant-directed defined contribution plan, or a partnership or other investment vehicle, in which your partners or participants have or will have discretion as to investments made by you in the Partnership.

6.	Yes ☐	No ☒

A.     You are (i) a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees or (ii) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not it is subject to the provisions of Title I of ERISA, including any U.S. governmental plan, foreign governmental plan or private U.S. or foreign pension plan.

B. If you answered “Yes” to statement 6.A above:

	Yes ☐	No ☐	(1) Is participation in the plan involuntary or compulsory?

	Yes ☐	No ☐	(2) Is an employee’s level of participation in the plan determined by the employee?

	Yes ☐	No ☐	(3) Are any contributions to the plan funded by the employee?

ANNEX V

TO THE SUBSCRIPTION AGREEMENT OF

CSFR OPERATING PARTNERSHIP, L.P.

Verification of Status as a “Qualified Purchaser” or “Knowledgeable Employee”

You represent and warrant that you are a “Qualified Purchaser” within the meaning of the United States Investment Company Act of 1940, as amended, and have answered “Yes” or “No” to the applicable statements below pursuant to which you so qualify.

PLEASE INDICATE YOUR ANSWER TO EACH STATEMENT BELOW

1.	Yes ☐	No ☐

You are an entity:

•       to which neither Question 1 nor Question 2 contained in Annex IV applied;

•       which either (a) is not relying on an exemption from registration as an investment company pursuant to Section 3(c)(1) or 3(c)(7) under the Investment Company Act; or (b) is relying on section 3(c)(1) or 3(c)(7) of the Investment Company Act to avoid registration as an investment company and either (i) was formed after April 30, 1996, or (ii) if formed on or before April 30, 1996, all of your beneficial owners acquired their interest in you and have unanimously consented to your treatment as a Qualified Purchaser on or before April 30, 1996;

•       which is acting for its own account or the accounts of other Qualified Purchasers; AND

•       which in the aggregate owns and/or invests on a discretionary basis not less than $25,000,000 in “investments.”[3]

[3]

Please read Appendix A to the Subscription Agreement of CSFR Operating Partnership, L.P. for information regarding what constitutes an “investment” and for information regarding the valuation of any such “investment.”

2.	Yes ☐	No ☐

You are an entity:

•       to which neither Question 1 nor Question 2 contained in Annex IV applied;

•       which either (a) is not relying on an exemption from registration as an investment company pursuant to Section 3(c)(1) or 3(c)(7) under the Investment Company Act; or (b) is relying on section 3(c)(1) or 3(c)(7) of the Investment Company Act to avoid registration as an investment company and either (i) was formed after April 30, 1996, or (ii) if formed on or before April 30, 1996, all of your beneficial owners acquired their interest in you and have unanimously consented to your treatment as a Qualified Purchaser on or before April 30, 1996;

•       which owns not less than $5,000,000 in “investments”; AND

•       which is, or is directly or indirectly owned entirely by or for, a “Family Company.”[4]

3.	Yes ☐	No ☐

You are an entity:

•       to which neither Question 1 nor Question 2 contained in Annex IV applied;

•       which either (a) is not relying on an exemption from registration as an investment company pursuant to Section 3(c)(1) or 3(c)(7) under the Investment Company Act; or (b) is relying on section 3(c)(1) or 3(c)(7) of the Investment Company Act to avoid registration as an investment company and either (i) was formed after April 30, 1996, or (ii) if formed on or before April 30, 1996, all of your beneficial owners acquired their interest in you and have unanimously consented to your treatment as a Qualified Purchaser on or before April 30, 1996; AND

•       which is a trust (other than a trust covered by 2 above) for which the investment in the Partnership is directed by a Qualified Purchaser AND in which each settlor or other person who has contributed assets is a Qualified Purchaser.

[4]

A “Family Company” means any entity that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons.

4.	Yes ☒	No ☐

You are an entity (other than an entity formed prior to April 30, 1996 that would be required to register as an investment company under the Investment Company Act but for an exemption under Section 3(c)(1) or 3(c)(7) thereunder) as to which all the equity holders are “Qualified Purchasers” (taking into account the need to look through certain entities under applicable law). If you have answered “Yes” only to this statement 4, please have each equity owner fill out the Investor Questionnaire. Please feel free to make copies of these pages for each equity owner.

Note: The sole member of the Subscriber is CFI RE Masterco, LLC, a Delaware limited liability company and qualified purchaser satisfies item 1 above in this Annex V.

5.	Yes ☐	No ☒	You are a natural person who beneficially owns not less than $5,000,000 in “investments” either separately or jointly or as community property with your spouse.[5]

6.	Yes ☐	No ☒	You are a natural person, acting for your own account, or for the account of other “Qualified Purchasers,” who in the aggregate own(s) and invest(s) on a non-discretionary basis, not less than $25,000,000 in “investments.”

Question 7 to be answered ONLY by “insiders” of the Partnership or the General Partner:

7.	Yes ☐	No ☐

With respect to the Partnership or the General Partner, you are:

•       a director, trustee, general partner, managing member, or advisory board member;

•       an executive officer;[6] OR

•       an employee[7] who regularly participates in the investment activities of the Partnership (or affiliated funds) and has performed such role with respect to these or other funds for at least 12 months.

[5]

Please read Appendix A to the Subscription Agreement of CSFR Operating Partnership, L.P. for information regarding what constitutes an “investment” and for information regarding the valuation of any such “investment.”

[6]	Includes any (a) president, (b) vice president in charge of a business unit, division or function or (c) any other person who performs a policy-making function.
[7]	Excludes employees performing solely clerical, secretarial or administrative functions.

ANNEX VI

TO THE SUBSCRIPTION AGREEMENT OF

CSFR OPERATING PARTNERSHIP, L.P.

Verification of Status for U.S. Tax Purposes

The Subscriber is an entity exempt from federal income taxation.

Yes  ☐    No  ☒ (Please check either yes or no).

The Subscriber is subject to taxation on “unrelated business taxable income” under Sections 511 and 512 of the Code.

Yes  ☐    No  ☒ (Please check either yes or no).

The Subscriber is not subject to backup withholding either because the Subscriber has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the U.S. Internal Revenue Service has notified the Subscriber that it is no longer subject to backup withholding.

Yes  ☐    No  ☒ (Please check either yes or no).

Is the Subscriber a grantor trust, a partnership, or an S-Corporation for U.S. federal income tax purposes?

Yes  ☐    No  ☒ (Please check either yes or no).

If the question above was answered “Yes,” please indicate whether or not:

•

More than 50 percent of the value of the ownership interest of any beneficial owner in the Subscriber is (or at any time during the term of the Partnership be) attributable to the Subscriber’s (direct or indirect) interest in the Partnership; or

Yes  ☐    No  ☐ (Please check either yes or no).

•

It is a principal purpose of the Subscriber’s participation in the Partnership to permit the Partnership to satisfy the 100 partner limitation contained in U.S. Treasury Regulation Section 1.7704-1(h)(3).

Yes  ☐    No  ☐ (Please check either yes or no).

ANNEX VII

TO THE SUBSCRIPTION AGREEMENT OF

CSFR OPERATING PARTNERSHIP, L.P.

Verification of Status under U.S. Bank Holding Company Act

The Subscriber is not, nor is the Subscriber acting on behalf of, any (i) bank holding company, as defined in Section 2(a) of the United States Bank Holding Company Act of 1956, as amended, and any successor thereto, and the regulations promulgated thereunder (the “BHCA”), (ii) foreign bank subject to the provisions of the BHCA pursuant to Section 8 of the International Banking Act of 1978, as amended, or (iii) non-bank subsidiary of such bank holding company or foreign bank.

Yes  ☒    No  ☐ (Please check either yes or no).

ANNEX VIII

TO THE SUBSCRIPTION AGREEMENT OF

CSFR OPERATING PARTNERSHIP, L.P.

Investor Information

Investor Name:	CFI CSFR Investor, LLC

Identifying Name:*

Mailing Address:	2450 Broadway, 6th Floor

Please do not list PO boxes

City:	Santa Monica State: CA Zip: 90404 Country: USA

Telephone:

Fax:

Amount Committed:	$150,000,000

Tax ID:

Residence of Investor:
(e.g., location where Investor is centrally managed/controlled)

Investor’s Principal Place of Business:
(state or country)

Company Type

☐	Corporation	☐ Partnership	☐ Trust	☐ LLP

☐	Other	If Other, Please Specify	Jurisdiction

D	LLC – Please indicate classification (D = disregarded entity, C = corporation, P = partnership)

*	If you prefer that the General Partner does not disclose your legal name in communications to other Limited Partners, please provide the name by which you would like to be identified in such communications. The General Partner will use commercially reasonable efforts to comply with this request.

For U.S. investors:

Please complete Internal Revenue Service Form W-9, available at www.irs.gov.

If flow-through entity, does the entity have any foreign partners or foreign members?

☐ Yes	☐ No

California resident or filer

☐ Yes	☐ No

For non-California resident investors, please complete CA Form 590 to determine if qualification for exemption from withholding tax.

For foreign investors:

Please complete one of the Internal Revenue Service Forms W-8 (depending on investor’s status, investor should complete Form W-8BEN, W-8ECI, W-8EXP, or W-8IMY), available at www.irs.gov.

Classification

☐ ERISA	☐ Member of Group Trust	☐ Tax Exempt	(Code section )

Contact Information Please complete a separate form for each contact.

Investor Name:

Primary Contact Name:

Title:

Contact Company:

Mailing Address:

Please do not list PO boxes

City:	State: Zip: Country:

Telephone:

Fax:

E-mail:

Desired Distribution List(s):

☐ Financial Statements

Note: Our default delivery method is via secured website. If you prefer to receive hard copies in addition, please check here: ☐

☐ Annual Meeting Materials

☐ Capital Calls

☐ Distribution Notices

☐ Legal Notices

☐ Tax Notices (K-1, etc.)

☐ General Information

☐ Documents for signature (e.g. partnership amendments, consents)

BANK INFORMATION

Investor Name:

Effective Date:

Bank Details:

Bank Name:

ABA#:

Swift#:

Bank Address:
Please do not list PO boxes

City: State: Zip:

Bank Contact:

Bank Telephone:

Bank Facsimile:

Account Details:

Account Name:

Account Number:

Account Contact:

Contact Phone:

Contact Fax:

For Further Credit to:

Other Instructions:

All distributions will be wired to the account designated herein. If bank and wiring instructions should change, a designated representative of the Investor should advise the General Partner as set forth in Section 5.5 hereto in writing of such change as soon as possible.

By:
Authorized Signature

Print Name:

Title:

APPENDIX A

TO THE SUBSCRIPTION AGREEMENT OF

CSFR OPERATING PARTNERSHIP, L.P.

INVESTMENTS

For determining whether you are a “Qualified Purchaser,” the term “investments” includes:

1)	Securities, other than securities of an issuer that controls, is controlled by, or is under common control with you, unless the issuer of such securities is a “public company,” a “financial company” or has more than $50 million in equity, as reflected on such company’s financial statements which present such equity information as of a date within 16 months preceding the date on which you acquire an Interest. The term “public company” includes all companies that file reports pursuant to Section 13 or 15(d) of the Exchange Act or have a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act. The term “financial company” includes a commodity pool or an “investment company” (whether U.S. or offshore) or a company required to register as such under the Investment Company Act but for the exclusions or exemptions provided by sections 3(c)(1) through 3(c)(9) of the Investment Company Act;

2)	Real estate held for investment purposes so long as it is not used by you or a close relative (generally, a sibling, spouse, former spouse, direct ancestor or descendent or a spouse of such an ancestor or descendent) for personal or business purposes. However, if you are primarily in the real estate business, such real estate is includable as an “investment” even if it is held by the owner;

3)	“Commodity interests” or “physical commodities” held for investment purposes by you. “Commodity interests” include commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of (i) any contract market designated for trading such transactions under the United States Commodity Exchange Act, as amended, and the rules thereunder or (ii) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act. “Physical commodities” include any physical commodity with respect to which a “commodity interest” is traded on a market specified in the definition of commodity interests above;

4)	To the extent not securities, “financial contracts” entered into for investment purposes or in connection with investments. “Financial contracts” include any arrangement that (i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets; (ii) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and (iii) is entered into in response to a request from a counterparty for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement;

5)	If you are a commodity pool or an investment company exempted from registration by section (3)(c)(1) or 3(c)(7) of the Investment Company Act, any amounts payable to you pursuant to a firm agreement or similar binding commitment upon your demand; and

6)	Cash and cash equivalents held for investment purposes, such as bank deposits, foreign currencies, certificates of deposit, net cash surrender value of an insurance policy and cash held for defensive purposes.

“Investments” do not include other assets which do not reflect experience in the financial markets, such as jewelry, art work, antiques and other collectibles.

For purposes of determining the amount of “investments” owned by a company, “investments” of a parent company and its majority-owned subsidiaries may be aggregated to meet the minimum “investment” amount requirements, regardless of which company is the prospective Qualified Purchaser.

For purposes of determining the amount of “investments” owned by a natural person, there may be included any “investment” held jointly or as community property with such person’s spouse. In determining whether spouses who are making a joint investment in the Partnership are Qualified Purchasers, there may be included in the amount of each spouse’s “investments” (without duplication) any “investments” owned by the other spouse (whether or not such “investments” are held jointly). In determining whether a natural person is a Qualified Purchaser, there may be included in the amount of such person’s “investments” any “investments” held in an individual retirement account 401(k) plan, Keogh plan or similar account the investments of which are directed by and held for the benefit of such person.

VALUATION OF INVESTMENTS

In determining the value of “investments” in order to ascertain Qualified Purchaser status, the aggregate amount of “investments” owned and invested on a discretionary basis by such person can be either their fair market value on the most recent practicable date or the cost of such “investments,” provided that the same method must be used for all “investments.” However,

I.	In the case of “commodity interests,” the amount of “investments” is the value of the initial margin or option premium deposited in connection with such “commodity interests”; and

II.	In each case, there must be deducted from the amount of such “investments” the following amounts:

A.	The amount of any outstanding indebtedness incurred by the prospective Qualified Purchaser to acquire such “investments”; and

B.	In the case of a Family Company (i.e., any company that owns not less than $5 million in “investments” and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons), in addition to the amounts specified in paragraph II.A above, any outstanding indebtedness incurred by an owner of the Family Company to acquire the Family Company’s “investments.”

APPENDIX B

TO THE SUBSCRIPTION AGREEMENT OF

CSFR OPERATING PARTNERSHIP, L.P.

SUMMARY OF TERMS

Subscriber:	CFI CSFR Investor, LLC.

Investment:	Subscription for an Associate General Partnership Interest and AGP Units in CSFR Operating Partnership, L.P. (the “Partnership”).

Subscription Amount:	$150 Million.

Contributions:	Membership Interest in ColFin American Investors, LLC valued at cost plus a cost of carry equal to 10% per annum through July 30, 2012 (the initial closing of the Partnership) plus cash; both the membership interest and cash will be contributed when called by Colony Single-Family Residential, Inc. (the “General Partner”) on a pro rata basis with other partners in the Partnership.

Approval Rights:	The General Partner is not permitted to take any of the following actions unless approved by the Subscriber: (i) the assumption or guarantee of, or other contracting for, indebtedness, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership to secure any such indebtedness, or lending money to any Person; (ii) the acquisition, sale, transfer, exchange or other disposition of any assets of the Partnership to the extent such assets represent greater than ten percent (10%) of the Partnership’s aggregate assets based on fair value (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity; (iii) the enforcement of any rights against any partner of the Partnership pursuant to representations, warranties, covenants and indemnities relating to such partner’s contribution of property or assets to the Partnership; (iv) the issuance of additional partnership units by the Partnership, in connection with capital contributions to the Partnership by additional partners to the Partnership; (v) the selection of and termination of property managers to manage any of the properties held by the Partnership or the declaration of a default under any property management agreement, which approval shall not be unreasonably withheld; and (vi) the development and approval of annual operating budgets for the Partnership.

Exchange Rights:	The AGP Units may be exchanged for Series X OP Units in the Partnership, in which case the Subscriber’s Associate General Partner Interest in the Partnership will be exchanged for a Limited Partnership Interest in the Partnership (a) at the Subscriber’s election at any time, or (b) at the General Partner’s election exercised at any time beginning immediately prior to the occurrence of (i) an offering by the General Partner or any successor to the General Partner in a transaction exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) involving private resales of securities, in which an initial purchaser/placement agent is engaged, made pursuant to Rule 144A under the Securities Act, (ii) an initial public offering of the shares of the General Partner or any successor to the General Partner, (iii) any transaction or related series of transactions which results in the shares of the General Partner or any successor to the General Partner being publicly traded, or (iv) any transaction or series of related transactions designated as a “realization transaction” by the General Partner in which the business or assets of the General Partner are sold to or combined with a third party, through merger, consolidation, share exchange, sale, disposition or contribution of substantially all of the General Partner’s assets, or otherwise, regardless of whether the General Partner is the continuing or surviving company in such transaction or related series of transactions (the transactions referred to in clauses (ii), (iii) and (iv) being collectively referred to as a “Realization Transaction”), or (v) a direct or indirect change in control of the Associate General Partner.

Redemption Rights:	If the AGP Units have been exchanged for Series X OP Units, then on or after the occurrence of a Realization Transaction, the Subscriber shall have the right to tender to the Partnership and redeem any OP Units it holds in the Partnership, provided that (a) the General Partner may assume and satisfy such redemption obligation by issuing to the Subscriber shares in the General Partner and (b) the Subscriber shall not be entitled to tender and redeem its OP Units in the Partnership if the General Partner would not be able to issue its shares to the Subscriber due to limitations or restrictions set forth in the General Partner’s Articles of Incorporation.

Fees:	No fees are paid to the General Partner or Colony American Homes, LLC (the “Manager”) in respect of the Subscriber’s investment in the Partnership.

Carried Interest:	No carried interest is paid to the General Partner or the Manager in respect of the Subscriber’s investment in the Partnership.

Founders Rights:	As a participant in the “Founders Round” (the initial capital raise by the Partnership and the General Partner), the Subscriber will be entitled to the following: (a) its pro rata share (based on its relative capital contributions among all of the participants in the Founders Round) of twenty-five percent (25%) of the carried interest paid by partners who invest in the Partnership subsequent to the Founders Round: and (b) its pro rata share (based on its relative capital contributions among all of the participants in the Founders Round) of warrants with a $.01 strike price entitling the holders of the warrants to (i) participate in any distributions made by the Manager, regardless of whether the warrants have been exercised, and (ii) acquire (x) twenty-five percent (25%) of the ownership of the Manager upon a transaction or series of related transactions pursuant to which all or substantially all of the ownership interests in the Manager are sold, directly or indirectly, through a merger, sale, transfer, contribution or otherwise, or (y) thirty-three and one-third percent (33 1/3%) of the ownership of the Manager if the General Partner or any successor to the General Partner acquires the ownership interest in the Manager pursuant to the transaction described in clause (x) above.

Transfers:	The Subscriber may not transfer its AGP Units or its Associate General Partnership Interest (or any units or interests which they may be exchanged for) without the prior consent of the General Partner.